UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015 (April 22, 2015)

HANCOCK FABRICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

Overview

On April 22, 2015, Hancock Fabrics, Inc. (the “Registrant”) entered into a credit agreement with its direct and indirect subsidiaries, Wells Fargo Bank, National Association, as administrative agent, collateral agent and swing line lender, GACP Finance Co., LLC, as term agent, and the lenders party thereto. The credit agreement provides senior secured financing of $117.5 million, consisting of (a) an up to $100 million revolving credit facility and (b) an up to $17.5 million term loan facility. The credit agreement also provides for the ability to increase the revolving credit facility by an amount not to exceed $10 million. Availability of both the revolving credit facility and the term loan facility is determined by reference to the applicable borrowing base.

The Registrant, together with its subsidiaries HF Merchandising, Inc.; Hancock Fabrics of MI, Inc.; hancockfabrics.com, Inc.; and Hancock Fabrics, LLC, are the borrowers under the senior secured credit facilities. The revolving credit facility includes borrowing capacity available for letters of credit.

Interest Rate and Fees

Borrowings under the revolving credit facility bear interest at a rate equal to, at the option of the borrowers, either (a) a LIBOR rate determined by reference to the offered rate for deposits in dollars for the interest period relevant to such borrowing (the “Eurodollar Rate”), or (b) a base rate, in each case plus an applicable margin and adjusted for certain additional costs and fees. The initial applicable margin for borrowings is 2.50% with respect to Eurodollar Rate loans and 1.50% with respect to base rate loans, subject to adjustment based on the amount of availability under the revolving credit facility.

Prepayments and Amortization

Principal amounts outstanding under both the revolving credit facility and the term loan facility are due and payable in full at maturity, which is the earlier of (a) April 22, 2020 and (b) ninety (90) days prior to the stated maturity date of the Registrant’s subordinated notes due November 20, 2017 if such indebtedness has not been reserved for, repaid or modified in a manner that less than $750,000 remains outstanding. The borrowers may voluntarily repay outstanding loans or terminate the commitments under the revolving credit facility at any time, and may repay outstanding loans under the term loan facility at any time following the termination of the commitments under the revolving credit facility, in each case subject to certain prepayment fees and customary “breakage” costs with respect to Eurodollar Rate loans.

Certain Covenants and Events of Default

The credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the Registrant and its subsidiaries to:

create liens;

make investments, loans or advances;

incur additional indebtedness;

engage in mergers or consolidations;

sell or transfer assets;

pay dividends and distributions or repurchase its own capital stock;

engage in certain transactions with affiliates;

prepay certain indebtedness, subject to exceptions for repayments of certain existing retained indebtedness, or to amend agreements governing subordinated indebtedness; and

engage in lines of business not reasonably related, ancillary, or complimentary to its current business.

In addition, the credit agreement requires the Registrant to maintain specified levels of availability. The credit agreement also contains certain customary affirmative covenants and events of default, including without limitation, nonpayment of principal, interest or other amounts, violation of covenants, incorrectness of representations and warranties in any material respect, cross default to material indebtedness, bankruptcy, judgments, events under the Employee Retirement Income Security Act of 1974, as amended, the suspension of payments by any credit card issuer or processor, failure of any material provision of any document supporting the senior secured credit facilities to be in full force or effect, and upon a change of control, the occurrence of which would allow the lenders of the senior secured credit facilities to accelerate all outstanding loans and terminate their commitments. Certain of these events of default allow for certain grace periods.

Certain Relationships

The lenders and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, for the Registrant and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders acted as lenders and/or agents under, and as consideration therefore received customary fees and expenses in connection with, the credit agreement.

Guaranty

All obligations under the senior secured credit facilities are guaranteed by HF Enterprises, Inc. and HF Resources, Inc., each a wholly owned subsidiary of the Registrant, pursuant to the guaranty dated April 22, 2015, entered into by HF Enterprises, Inc. and HF Resources, Inc., Wells Fargo Bank, National Association, as administrative agent and collateral agent, for its own benefit and the benefit of the other credit parties pursuant to the credit agreement, and the credit parties pursuant to the credit agreement.

Security Agreement

All obligations under the senior secured credit facilities are secured by substantially all of the assets of the Registrant and each of its wholly owned subsidiaries, subject to permitted liens and certain other exceptions, pursuant to the security agreement dated April 22, 2015, entered into by the Registrant, HF Merchandising, Inc., Hancock Fabrics of MI, Inc., Hancockfabrics.com, Inc., Hancock Fabrics, LLC, HF Enterprises, Inc., and HF Resources, Inc., in favor of Wells Fargo Bank, National Association, as collateral agent for the credit parties pursuant to the credit agreement, as pledgee, assignee and secured party.

The foregoing summary of the credit agreement, guaranty and security agreement does not purport to be complete and is qualified in its entirety by reference to the copies of the credit agreement, guaranty and security agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the entry into the new credit facility described above, on April 22, 2015, the Registrant terminated the amended and restated loan and security agreement among the Registrant, its direct and indirect subsidiaries, General Electric Capital Corporation, as working capital agent, GA Capital, LLC, as term loan agent, and the lenders party thereto. The proceeds from the new credit facility were used to repay amounts outstanding under the amended and restated loan and security agreement and to pay certain fees and expenses associated with the new credit agreement. The Registrant incurred an early termination penalty of $300,000 on the prepayment of the term loan in connection with the termination of the amended and restated loan and security agreement.

Section 2—Financial Information

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Credit Agreement dated April 22, 2015 by and among Hancock Fabrics, Inc., HF Merchandising, Inc., Hancock Fabrics of MI, Inc., Hancockfabrics.com, Inc., Hancock Fabrics, LLC, HF Enterprises, Inc., HF Resources, Inc., the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent and swing line lender, and GACP Finance Co., LLC, as term agent.

10.2

Guaranty dated April 22, 2015 by and among HF Enterprises, Inc., HF Resources, Inc., Wells Fargo Bank, National Association, as administrative agent and collateral agent, for its own benefit and the benefit of the other credit parties pursuant to the credit agreement, and the credit parties pursuant to the credit agreement.

10.3

Security Agreement dated April 22, 2015 by and among Hancock Fabrics, Inc., HF Merchandising, Inc., Hancock Fabrics of MI, Inc., Hancockfabrics.com, Inc., Hancock Fabrics, LLC, HF Enterprises, Inc., and HF Resources, Inc., in favor of Wells Fargo Bank, National Association, as collateral agent for the credit parties pursuant to the credit agreement, as pledgee, assignee and secured party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

Date: April 28, 2015	By:	/s/ James B. Brown
	Name:	James B. Brown
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement dated April 22, 2015 by and among Hancock Fabrics, Inc., HF Merchandising, Inc., Hancock Fabrics of MI, Inc., Hancockfabrics.com, Inc., Hancock Fabrics, LLC, HF Enterprises, Inc., HF Resources, Inc., the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent and swing line lender, and GACP Finance Co., LLC, as term agent.

10.2

Guaranty dated April 22, 2015 by and among HF Enterprises, Inc., HF Resources, Inc., Wells Fargo Bank, National Association, as administrative agent and collateral agent, for its own benefit and the benefit of the other credit parties pursuant to the credit agreement, and the credit parties pursuant to the credit agreement.

10.3

Security Agreement dated April 22, 2015 by and among Hancock Fabrics, Inc., HF Merchandising, Inc., Hancock Fabrics of MI, Inc., Hancockfabrics.com, Inc., Hancock Fabrics, LLC, HF Enterprises, Inc., and HF Resources, Inc., in favor of Wells Fargo Bank, National Association, as collateral agent for the credit parties pursuant to the credit agreement, as pledgee, assignee and secured party.